MUTUAL RELEASE AND SETTLEMENT AGREEMENT


	This Mutual Release And Settlement Agreement ("Agreement") is entered into between and among Platina Energy Group, Inc. and Permian Energy International, Inc. (respectively "PEG" and "PEI" and collectively "Platina") on one side; Permian Energy Services, L.P. and Robert J. Clark (respectively "PES" and
"Clark" and collectively "defendants" on another side; and Wyoming Energy Services, Inc. ("WES") on the other, each of whom is sometimes referred to individually as a "Party" and all of whom are sometimes collectively referred to as the "Parties", and is effective upon execution by all of the parties and payment of the consideration set forth herein (the "Effective Date").


					RECITALS

	WHEREAS, PEG and PEI are the plaintiffs and PES and Clark are the defendants in that certain civil action pending in the District Court for the City and
County of Denver, State of Colorado docketed as Civil Action No. 05 CV 6344
(the "Civil Action"); and

	WHEREAS, the Parties wish to settle all differences between them, including but not limited to the claims asserted in the Civil Action; and

	WHEREAS, all Parties deny any wrongdoing towards the other, and further deny that each has any liability to the other; and

	NOW, THEREFORE, the Parties agree as follows:


					COVENANTS

		Payments. PEG and/or PEI shall make the following payments:

	(1)	No later than February 10, 2006, PEG and/or PEI shall pay to Clark, on behalf of himself and PES, the sum of $26,911.35, provided that by that date
PES has delivered to Michael J. Tauger, Esq. the Two Million Twenty Five
Thousand (2,025,000) shares of PEG common stock (the "PEG Shares), an executed stock power sufficient to allow transfer of those shares by PEG, and the promissory note in the face amount of $215,000 from PEG to PES (the "PEG
Note") which PES received in connection with the Asset Purchase Agreement between PES and PEG (the "First Payment").

	(2)	No later than February 21, 2006, PEG and/or PEI shall pay to Clark, on behalf of himself and PES. the sum of $26,911.35 (the "Second Payment").

	The foregoing payments shall be in complete satisfaction of all claims PES and/or Clark, jointly or severally, rmay have against PEG, PEI, or any of their subsidiaries, executives, agents, insurers, attorneys or anyone acting by or on their behalf, including without limitation all claims PES may have for unpaid invoices and Clark may have for unpaid salary.

			Return of Stock and Note by PES.

	Following the making of the First and Second Payment set forth above, Michael
J. Tauger, Esq. is authorized to transfer to PEG or its assignee, as may be designated by PEG in writing, the Two Million Twenty Five Thousand (2,025,000)
shares of PEG common stock (the "PEG Shares) and the promissory note in the face amount of $215,000 from PEG to PES (the "PEG Note") which PES received in connection with the Asset Purchase Agreement between PES and Platina.  If PEG and/or PEI fail to make both of the payments described above, Michael J.
Tauger, Esq. shall return the PEG Shares and the PEG Note to PES and the terms of this Agreement shall be null and void. If PEG and/or PEI make the First
Payment, Michael J. Tauger, Esq. shall return 1/2 of the PEG Shares and the
PEG Note to PES, and shall transfer the remaining PEG Shares to Plantina or its written assignee, and this Agreement shall be null and void, provided, that Clark and PES shall nonetheless be entitled to retain the First Payment, which shall be applied against any amounts due to PES by PEG or PEI for unpaid invoices.

			Transfer of Shares by WES.

	Prior to February 10, 2006, WES shall deliver to Michael J. Tauger, Esq. a stock power sufficient to allow transfer all shares of PES held by WES to PES, provided that PES has timely delivered the PEG Shares, the executed stock power for those shares, and the PEG Note to Michael J. Tauger, Esq. as set forth above. If the foregoing conditions are met, contemporaneously with the transfer of the Second Payment, Michael J. Tauger, Esq. shall transfer the foregoing shares to PES pursuant to the foregoing stock power. If the Second Payment is not made, Michael J. Tauger shall return the foregoing shares to WES. It has acknowledged that WES was never delivered any actual share certificates by the PES shares held by WES.

			Non-Compete Agreement.

	PES and Clark agree that neither of them will directly or indirectly engage in the business of providing downhole oil or gas well stimulation using the patented secondary recovery technology licensed or sold by Bi-Comp, L.L.C.
("Bi-Comp") known as a thermal pulse unit (or "TPU") anywhere within the
United States or Canada for a period of five (5) years after the Effective
Date of this Agreement. For purposes of this Agreement, competition shall include, but not be limited to, offering to license or sell such technology, or to provide operating or other services related to such technology, either directly or through any subsidiary or affiliate, which shall include any company in which either PES or Clark own at least a 1% equity interest on a fully diluted basis. PES and Clark agree that any violation of this provision will result in irreparable injury to PEG and PEI, and accordingly agree to the entry of preliminary and final injunctive relief in the event of any such violation, without the requirement to prove irreparable injury and without the requirement to post a bond or other undertaking. PES and Clark further agree that in the event it is found that either of them violated the terms of this non-compete agreement the term of this agreement shall be extended for a period equal to the period of such violation.

			Dismissal of Civil Action.

	Upon transfer of all of the monies, stock and the note referenced above, Platina will dismiss the Civil Action with prejudice.

			General Release.

	With the exception of any action brought for purposes of enforcing this Agreement, or claiming a breach of this Agreement, upon receipt of all of the payments set forth above PEG, PES, PEI, Clark and WES release each other and their executives, officers, partners, attorneys, agents, insurers and anyone acting on their behalf from any and all claims, counterclaims, actions, causes of action, liabilities, demands, rights, damages, costs, expenses, and controversies of every kind and description whatsoever, with the exception of any claims arising out of or relating to any breach of this Agreement (the "Released Claims").

			No Admission Of Liability.

	The Parties agree that neither the payments being made pursuant to this Agreement nor the releases being given herein reflect in any way any admission of liability by any Party hereto, and further agree that neither the fact of this Agreement nor its terms shall be deemed to be, or cited as, evidence of any such admission.

			Successors.

	This Agreement and each term herein shall both bind and inure to the benefit of the successors of the Parties, including without limitation all heirs, personal representatives, and other successors of each Party.

			No Assignment.

	The Parties represent and warrant that they have not sold, assigned, hypothecated or otherwise transferred any interest in any of the claims being released pursuant to this Agreement, and that they have the full legal right to dispose of the claims being released by this Agreement.

			Entire Agreement.

	This Agreement is the entire agreement between the Parties concerning the subject matter hereof, and supersedes any and all representations, warranties, or other statements or promises, if any, written or oral, which have been made by or to the Parties, their attorneys, or their other agents in connection with the negotiation or execution of this Agreement.

			Amendment Or Waiver.

	No change, amendment, or waiver of any of the terms or provisions of this Agreement shall be valid or binding unless the change, amendment or waiver is in writing signed by both of the Parties hereto.

			Jurisdiction And Venue.

	Venue and jurisdiction for any action arising out of or relating to this Agreement shall lie exclusively in the District Court for the City and County of Denver, State of Colorado. The Parties hereto expressly consent to personal jurisdiction in such court for purposes of any such action, and waive any objection thereto. The Parties further agree that the law of the State of Colorado, exclusive of choice of law rules, shall govern the meaning and effect of this Agreement, and shall be controlling in any action arising out of or relating to this Agreement.

			Counterparts and Facsimile Signatures.

	This Agreement may be executed in counterparts, and such counterparts, taken together, shall constitute a single agreement. Facsimile signatures affixed to a counterpart shall have the force and effect of an original signature.

			Attorney's Fees and Costs.

	The prevailing party in any action brought to enforce this Agreement shall recover its reasonable attorney's fees and costs. Otherwise, each Party shall bear his own attorney's fees and costs incurred in connection with the negotiation and execution of this Agreement and/or the Civil Action.


PLATINA ENERGY GROUP, INC.
By:
Its:_________________________________
Dated:______________________________


PERMIAN ENERGY INTERNATIONAL, INC.
By:
Its:_________________________________
Dated:______________________________


PERMIAN ENERGY SERVICES, L.P.
By:
Its:_________________________________
Dated:______________________________
ROBERT J. CLARK, individually


WYOMING ENERGY SERVICES, INC.
By:
Its:_________________________________
Dated:______________________________



____________________________________
Dated:______________________________